Exhibit 10.3

SECURITY AGREEMENT

THIS SECURITY AGREEMENT (“Agreement”) dated March 7, 2008, is made and executed between Brooke Credit Corporation, a Delaware corporation (“Borrower”) and FIRST STATE BANK, of Gothenburg, Nebraska (“Bank”). Borrower and Bank are parties to that Credit Agreement dated as of March 7, 2008 (the “Credit Agreement”). This Agreement is one of the Collateral Documents referred to therein. Capitalized terms used herein and not otherwise defined shall have the meanings given to them in the Credit Agreement.

1. Grant of Security Interest. For valuable consideration, Borrower pledges and assigns to Bank and grants to Bank a security interest in the Collateral to secure the Obligations and the payment and performance of all Obligations of Borrower under the Credit Agreement and the other Loan Documents. This is a continuing Security Agreement and will continue in effect even though all or any part of the Obligations is paid in full and even though for a period of time Borrower may not be indebted to Bank.

2. Collateral. The word “Collateral” as used in this Agreement means all of Borrower’s right, title and interest in and to the following described property, now owned or hereafter acquired, together with any and all present and future additions thereto, substitutions therefor, and replacements thereof, whether now existing or hereafter arising, and wherever located:

(A) Borrower’s membership (or other ownership interest) in each of the following entities (the “Pledged Securitization Entities”):

Brooke Securitization Company 2006-1, LLC, a Delaware limited liability company

Brooke Warehouse Funding, LLC, a Delaware limited liability company

(B) all of Borrower’s rights to receive any payments from or related to Borrower’s interest in each of the following entities (the “Other Securitization Entities”; together with the Pledged Securitization Entities, the “Securitization Entities”):

Brooke Acceptance Company LLC, a Delaware limited liability company

Brooke Captive Credit Company 2003, LLC, a Delaware limited liability company

Brooke Securitization Company 2004A, LLC, a Delaware limited liability company

Brooke Capital Company, LLC, a Delaware limited liability company

Brooke Securitization Company V, LLC, a Delaware limited liability company

Brooke Securitization Company 2006-1, LLC, a Delaware limited liability company

Brooke Warehouse Funding, LLC, a Delaware limited liability company

(C) all right, title and interest of Borrower to receive any payments from or related to the debtor’s interest in the Subordinated Note dated November 14, 2003, given by Brooke Captive Credit Company 2003, LLC and payable to Borrower (the “Subordinated Note”);

(D) any payments received or to be received from The Bank of New York or any substitute financial institution in respect of the foregoing;

(E) all commercial loans made by the Borrower in the ordinary course of the Borrower’s business to insurance agents and agencies, financial services providers, funeral homes and others originated and/or serviced by Borrower (“Loans”);

(F) all deposit accounts (other than escrow accounts) maintained by Borrower with Bank or any Participant in respect of the foregoing;

(G) all other assets of Borrower, including, without limitation, all accounts, chattel paper, commercial tort claims, deposit accounts, documents, fixtures, general intangibles, equipment, goods, instruments, inventory, investment property, letter of credit rights, payment intangibles and software;

(H) all books and records (including in electronic form), instruments, documents, accounts, investment property, and general intangibles relating to any of the foregoing, and including, without limitation, all rights and claims to dividends, distributions or payments made in respect of the foregoing and all products and proceeds thereof;

(I) all accessions, attachments, accessories, replacements of and additions to any of the foregoing, whether added now or later.

Notwithstanding the foregoing, the “Collateral” shall not include Purchased/Participated Loans. Further, subject to the provisions of the Credit Agreement, Bank shall without any action or request by Borrower, automatically, release its security interest in one or more Loans and the respective Loan Files (as defined in the applicable Sale and Servicing Agreement) related thereto in the event such Loan or Loans becomes a Purchase/Participated Loan. The Bank shall deliver and, if necessary, execute such instruments and documents as the Borrower may reasonably request for purposes of effectuating the release and termination of its security interest in the applicable Loans and related Loan Files and the Borrower is hereby authorized without any further action or approval from the Bank to file UCC-3 termination statements, or similar documents or instruments, terminating the Liens with respect to all applicable Purchased/Participated Loans.

3. Delivery of Certificates and Direction Letters. In connection with the security interests granted herein, and without limitation of the generality of the other provisions of this Agreement or any Loan Document, Borrower agrees to deliver or cause to be delivered to Bank:

(i) binding and irrevocable direction letters among the securitization trustees, Bank, Borrower and others, as the case may be, as may be necessary to direct payments to the Securitization Entities, and related payments from the Securitization Entities to Borrower, to be paid to Borrower’s accounts maintained with Bank; and

(ii) originals of all certificates representing Borrower’s interests in the Securitization Entities and the original Subordinated Note.

4. Setoff. To the extent permitted by applicable law, Bank reserves a right of setoff in all Borrower’s accounts with Bank (whether checking, savings, deposit or some other account). This includes all accounts Borrower holds jointly with someone else and all accounts Borrower may open in the future. Borrower authorizes Bank, to the extent permitted by applicable law, to charge or setoff all sums owing on the Obligations against any and all such accounts.

5. Representations, Warranties and Agreements. Borrower represents and promises to Bank that:

(A) Perfection. Borrower agrees to take whatever actions are requested by Bank to perfect and continue Bank’s security interest in the Collateral. Upon request of Bank, Borrower will deliver to Bank any and all of the documents evidencing or constituting the Collateral, and Borrower will note Bank’s interest upon any and all chattel paper and instruments if not delivered to Bank for possession by Bank.

(B) Notices. Borrower will provide such notices to Bank as are required under the terms of the Credit Agreement.

(C) Enforceability of Collateral. To the extent the Collateral consists of accounts, chattel paper, or general intangibles, as defined by the Uniform Commercial Code, the Collateral is enforceable in accordance with its terms, is genuine, and fully complies with all applicable laws and regulations concerning form, content and manner of preparation and execution, and all persons appearing to be obligated on the Collateral have authority and capacity to contract and are in fact obligated as they appear to be on the Collateral. There shall be no setoffs or counterclaims against any of the Collateral, and no agreement shall have been made under which any deductions or discounts may be claimed concerning the Collateral except those disclosed to Bank in writing.

(D) Location of Collateral. Except in the ordinary course of Borrower’s business (and except as provided above, with respect to the certificates representing Borrower’s interest in the Securitization Entities, which are to be delivered to Bank), Borrower agrees to keep the Collateral at Borrower’s address set out in the Credit Agreement or at such other locations as are acceptable to Bank. Upon Bank’s request, Borrower will deliver to Bank in form satisfactory to Bank a schedule of real properties and Collateral locations relating to Borrower’s operations, including without limitation the following: (1) all real property Borrower owns or is purchasing; (2) all real property Borrower is renting or leasing; (3) all storage facilities Borrower owns, rents, leases, or uses; and (4) all other properties where Collateral is or may be located.

(E) Removal of the Collateral. Except in the ordinary course of Borrower’s business, Borrower shall not remove the Collateral from its existing location without Bank’s prior written consent. Borrower shall, whenever requested, advise Bank of the exact location of the Collateral.

(F) Transactions Involving Collateral. Except as expressly permitted under the Credit Agreement, Borrower shall not sell, offer to sell, or otherwise transfer, mortgage, encumber or otherwise dispose of all or any part of the Collateral or any interest therein, without the prior written consent of Bank. Unless waived by Bank, all proceeds from any disposition of the Collateral (for whatever reason) shall be held in trust for Bank and shall not be commingled with any other funds; provided, however, this requirement shall not constitute consent by Bank to any sale or other disposition. Upon receipt, Borrower shall immediately deliver any such proceeds to Bank.

(G) Title. Borrower represents and warrants to Bank that Borrower holds good and marketable title to the Collateral, free and clear of all liens and encumbrances except for the lien of this Agreement. No financing statement covering any of the Collateral is on file in any public office other than those which reflect the security interest created by this Agreement. Borrower shall defend Bank’s rights in the Collateral against the claims and demands of all other persons.

(H) Repairs and Maintenance. Borrower agrees to keep and maintain, and to cause others to keep and maintain, the Collateral in good order, repair and condition at all times while this Agreement remains in effect. Borrower further agree to pay when due all claims for work done on, or services rendered or material furnished in connection with the Collateral so that no lien or encumbrance may ever attach to or be filed against the Collateral.

(I) Inspection of Collateral. Bank and Bank’s designated representatives and agents shall have the right at all reasonable times to examine and inspect the Collateral as provided in the Credit Agreement.

(J) Taxes, Assessments and Liens. Borrower will pay when due all taxes, assessments and liens upon the Collateral, its use or operation, upon this Agreement, upon any promissory note or notes evidencing the Obligations, or upon any of the other Loan Documents. Borrower may withhold any such payment or may elect to contest any lien if Borrower is in good faith conducting an appropriate proceeding to contest the obligation to pay and so long as Bank’s interest in the Collateral is not jeopardized in Bank’s sole opinion. If the Collateral is subjected to a lien which is not discharged within fifteen (15) days, Borrower shall deposit with Bank cash, a sufficient corporate surety bond or other security satisfactory to Bank in an amount adequate to provide for the discharge of the lien plus any interest, costs, attorneys’ fees or other charges that could accrue as a result of foreclosure or sale of the Collateral. In any contest Borrower shall defend itself and Bank and shall satisfy any final adverse judgment before enforcement against the Collateral. Borrower shall name Bank as an additional obligee under any surety bond furnished in the contest proceedings. Borrower further agrees to furnish to Bank with evidence that such taxes, assessments, and governmental and other charges have been paid in full and in a timely manner. Borrower may withhold any such payment or may elect to contest any lien if Borrower is in good faith conducting an appropriate proceeding to contest the obligation to pay and so long as Bank’s interest in the Collateral is not jeopardized.

(K) Compliance with Governmental Requirements. Borrower shall comply with all laws, ordinances, rules and regulations of all governmental authorities, now or hereafter in effect, applicable to the ownership, production, disposition, or use of the Collateral, including all laws or regulations relating to the undue erosion of highly-erodible land or relating to the conversion of wetlands for the production of an agricultural product or commodity. Borrower may contest in good faith any such law, ordinance or regulation and withhold compliance during any proceeding, including appropriate appeals, so long as Bank’s interest in the Collateral, in Bank’s opinion, is not jeopardized.

(L) Hazardous Substances. Borrower represents and warrants that the Collateral never has been, and never will be so long as this Agreement remains a lien on the Collateral, used in violation of any environmental laws or for the generation, manufacture, storage, transportation, treatment, disposal, release or threatened release of any hazardous substance. The representations and warranties contained herein are based on Borrower’s due diligence in investigating the Collateral for hazardous substances. Borrower hereby (1) releases and waives any future claims against Bank for indemnity or contribution in the event Borrower becomes liable for cleanup or other costs under any environmental laws, and (2) agrees to indemnify, defend, and hold harmless Bank against any and all claims and losses resulting from a breach of this provision of this Agreement. This obligation to indemnify and defend shall survive the payment of the Obligations and the satisfaction of this Agreement.

(M) Maintenance of Casualty Insurance. Borrower shall procure and maintain all insurance required under the terms of the Credit Agreement and the other Loan Documents and will provide evidence of the same to Bank upon Bank’s request. Borrower shall apply any proceeds of such insurance to the costs of the damage, claim or liability for which such proceeds were paid. Any proceeds which have not been disbursed within six (6) months after their receipt and which Borrower has not committed to the repair or restoration of the Collateral shall be used to prepay the Obligations.

(N) Financing Statements. Borrower authorizes Bank to file a UCC financing statement, or alternatively, a copy of this Agreement to perfect Bank’s security interest. At Bank’s request, Borrower additionally agrees to sign all other documents that are necessary to perfect, protect, and continue Bank’s security interest in the Property. Borrower will pay all filing fees, title transfer fees, and other fees and costs involved unless prohibited by law or unless Bank is required by law to pay such fees and costs. Borrower irrevocably appoints Bank to execute documents necessary to transfer title if such remedy is available upon an Event of Default.

6. Borrower’s Rights to Possession. Except as provided herein and in the Credit Agreement and the other Loan Documents, Borrower may, until default, have possession of the tangible personal property and beneficial use of all the Collateral and may use it in any lawful manner not inconsistent with this Agreement or the Loan Documents, provided that Borrower’s right to possession and beneficial use shall not apply to any Collateral where possession of the Collateral by Bank is required by law to perfect Bank’s security interest in such Collateral. If Bank at any time has possession of any Collateral, whether before or after an Event of Default, Bank shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral if Bank takes such action for that purpose as Borrower shall request or as Bank, in Bank’s sole discretion, shall deem appropriate under the circumstances, but failure to honor any request by Borrower shall not of itself be deemed to be a failure to exercise reasonable care.

7. Bank Expenditures. If any action or proceeding is commenced against Borrower or any Subsidiary or any other Person with respect to the Collateral that would materially affect Bank’s interest in the Collateral or if Borrower fails to comply with any provision of this Agreement or any Loan Documents, including but not limited to Borrower’s failure to discharge or pay when due any amounts Borrower is required to discharge or pay under this Agreement or any Loan Documents, Bank on Borrower’s behalf may (but shall not be obligated to) take any action that Bank deems appropriate, including but not limited to discharging or paying all taxes, liens, security interests, encumbrances and other claims, at any time levied or placed on the Collateral and paying all costs for insuring, maintaining and preserving the Collateral. All such expenditures incurred or paid by Bank for such purposes will then bear interest at the rate charged under the Note from the date incurred or paid by Bank to the date of repayment by Borrower. All such expenses will become a part of the Obligations and, at Bank’s option, will (A) be payable on demand; (B) be added to the balance of the Note and be apportioned among and be payable with any installment payments to become due during either (1) the term of any applicable insurance policy; or (2) the remaining term of the Note; or (C) be treated as a balloon payment which will be due and payable at the Note’s maturity. The Agreement also will secure payment of these amounts. Such right shall be in addition to all other rights and remedies to which Bank may be entitled upon Default.

8. Default. Any Event of Default under the Credit Agreement shall constitute an Event of Default under this Agreement.

9. Rights and Remedies on Default. If an Event of Default occurs under this Agreement, at any time thereafter, Bank shall have all the rights of a secured party under the Uniform Commercial Code, under the Credit Agreement, under the other Loan Documents and under other applicable Laws. In addition and without limitation, Bank may exercise any one or more of the following rights and remedies:

(A) Assemble Collateral. Bank may require Borrower to deliver to Bank all or any portion of the Collateral and any and all certificates of title and other documents relating to the Collateral. Bank may require Borrower to assemble the Collateral and make it available to Bank at a place to be designated by Bank. Bank also shall have full power to enter upon the property of Borrower to take possession of and remove the Collateral. If the Collateral contains other goods not covered by this Agreement at the time of repossession, Borrower agrees Bank may take such other goods, provided that Bank makes reasonable efforts to return them to Borrower after repossession.

(B) Sell the Collateral. Subject to the terms of this Agreement, Bank shall have full power to sell, lease, transfer, or otherwise deal with the Collateral or proceeds thereof in Bank’s own name or that of Borrower. Bank may sell the Collateral at public auction or private sale. Unless the Collateral threatens to decline speedily in value or is of a type customarily sold on a recognized market, Bank will give Borrower, and other persons as required by law, reasonable notice of the time and place of any public sale, or of the time and place of any public sale, or the time after which any private sale or any other disposition of the Collateral is to be made. However, no notice need be provided to any person who, after Event of Default occurs, enters into and authenticates an agreement waiving that person’s right to notification of sale. The requirements of reasonable notice shall be met if such notice is given at least ten (10) days before the time of the sale or disposition. All expenses relating to the disposition of the Collateral, including without limitation the expenses of retaking, holding, insuring, preparing for sale and selling the Collateral, shall become a part of the Obligations secured by this Agreement and shall be payable on demand, with interest at the Note rate from date of expenditure until repaid.

(C) Appoint Receiver. Bank shall have the right to have a receiver appointed to take possession of all or any part of the Collateral, with the power to protect and preserve the Collateral, to operate the Collateral preceding foreclosure or sale, and to collect the Rents from the Collateral and apply the proceeds, over and above the cost of the receivership, against the Obligations. The receiver may serve without bond if permitted by law. Bank’s right to the appointment of a receiver shall exist whether or not the apparent value of the Collateral exceeds the Obligations by a substantial amount. Employment by Bank shall not disqualify a person from serving as a receiver.

(D) Collect Revenues, Apply Accounts. Bank, either itself or through a receiver, may collect the payments, rents, income and revenues from the Collateral. Bank may at any time in Bank’s discretion transfer any Collateral into Bank’s own name or that of Bank’s nominee and receive the payments, rents, income, and revenues therefrom and hold the same as security for the Obligations or apply it to payment of the Obligations in such order of preference as Bank may determine. Insofar as the Collateral consists of accounts, general intangibles, insurance policies, instruments, chattel paper, choses in action, or similar property, Bank may demand, collect, receipt for, settle, compromise, adjust, sue for, foreclose, or realize on the Collateral as Bank may determine, whether or not Obligations or Collateral is then due. For these purposes, Bank may, on behalf of and in the name of Borrower, receive, open and dispose of mail addressed to Borrower; change any address to which mail and payments are to be sent; and endorse notes, checks, drafts, money orders, documents of title, instruments and items pertaining to payment, shipment, or storage of any Collateral. To facilitate collection, Bank may notify account debtors and obligors on any Collateral to make payments directly to Bank.

(E) Other Deficiency. If Bank chooses to sell any or all of the Collateral, Bank may obtain a judgment against Borrower for any deficiency remaining on the Obligations due to Bank after application of all amounts received from the exercise of the rights provided in this Agreement. Borrower shall be liable for a deficiency even if the transaction described in this subsection is a sale of accounts or chattel paper.

(F) Other Rights and Remedies. Bank shall have all the rights and remedies of a secured creditor under the provisions of the Uniform Commercial Code, as may be amended from time to time. In addition, Bank shall have and may exercise any or all other rights and remedies it may have available at law, in equity or otherwise.

(G) Election of Remedies. Except as may be prohibited by applicable law, all of Bank’s rights and remedies, whether evidenced by this Agreement, the Loan Documents, or by any other writing, shall be cumulative and may be exercised singularly or concurrently. Election by Bank to pursue any remedy shall not exclude pursuit of any other remedy, and an election to make expenditures or to take action to perform an obligation of Borrower under this Agreement, after Borrower’s failure to perform, shall not affect Bank’s right to declare a default and exercise its remedies.

10. Bank Restrictions. Notwithstanding anything to the contrary in the Agreement, the Credit Agreement or any other Loan Document, Bank hereby agrees that it shall not:

(A) institute or join any other person or entity (collectively, a “Person”) in instituting against the Pledged Securitization Entities any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding or other proceedings under any federal or state bankruptcy or similar law,

(B) foreclose on any of the membership interests owned by Borrower in the Pledged Securitization Entities,

(C) contest or challenge, or join any other Person in contesting or challenging, the transfers of assets (the “Securitization Assets”) from Borrower to any Pledged Securitization Entity under the related Sale and Servicing Agreement, the Loan Documents (as defined in the Sale and Servicing Agreement) or any other documents or instruments related thereto, whether on the grounds that such transfers were disguised financings, preferential transfers, fraudulent conveyances or otherwise or a transfer other than a “true sale” or a “true contribution”,

(D) contest or challenge, or join any other Person in contesting or challenging, the validity, enforceability, priority or perfection of the interest of any Securitization Asset or the validity, enforceability, priority or perfection of the interest of any assignee of the Securitization Assets in any of the Securitization Assets,

(E) (i) assert that any Person and Pledged Securitization Entity should be substantively consolidated or that Pledged Securitization Entity is not or was not a limited liability company separate and distinct from Borrower or any other Person, or (ii) challenge the valuation of any Securitization Assets,

(F) transfer any of the Membership Interests or any interest therein to any Person, unless such assignee of such interest agrees in writing to be bound by the terms of this Agreement, or assume ownership of the Membership Interests,

(G) exercise any voting rights under Pledged Securitization Entity’s Limited Liability Company Agreement,

(H) attempt to prohibit or restrict any sale or other transfer of the Securitization Assets or interfere in any manner with the transactions contemplated under the Sale and Servicing Agreement, the Loan Documents (as defined in the Sale and Servicing Agreement) or any other documents or instruments related thereto, or

(I) alter or cause the alteration of the independent director provisions of Pledged Securitization Entity’s Limited Liability Company Agreement or attempt to remove or replace any serving independent director, in any case, until one year and one day after the date on which all amounts payable to the Noteholders (as defined in the Sale and Servicing Agreement) pursuant to the Indenture and the other Loan Documents (each, as defined in the Sale and Servicing Agreement) or any other documents or instruments related thereto have been paid in full. The agreements and restrictions contained in this section entitled “Bank Restrictions” (collectively, the “Bank Restrictions”) will survive the termination of this Agreement, the Credit Agreement or any documents related hereto or thereto. Bank also hereby acknowledges and agrees that neither Pledged Securitization Entity nor the Trustee (as defined in the Sale and Servicing Agreement) has a fiduciary duty to Bank based on the pledge of the Membership Interests under this Agreement. Notwithstanding anything to the contrary contained herein, Bank shall have the right, subject to the Uniform Commercial Code and all other applicable laws, to exercise all rights, remedies and privileges of an assignee of, and holder of a security interest covering, all rights and claims to dividends, distributions, profits, return of capital, repayment of debt, or payments of any kind or nature payable to Borrower as a member of Pledged Securitization Entity pursuant to the Pledged Securitization Entity’s Limited Liability Company Agreement (collectively, “Distributions”), including Bank’s rights pursuant to the direction letter from Borrower to Pledged Securitization Entity and the related withdrawal authorization letter, to transfer all Distributions from Pledged Securitization Entity’s deposit account maintained with Bank (whether prior to or following an Event of Default). No amendment of the Bank Restrictions shall be effective unless the parties hereto receive the prior written consent of the Trustee. The Trustee, on behalf of the Noteholders, is an express third party beneficiary of the Bank Restrictions. Bank Restrictions shall become effective when this Agreement is executed and delivered by each of the parties hereto and will thereafter be binding upon and inure to the benefit of the Trustee and the Noteholders and each of their respective successors and assigns.

11. Miscellaneous.

(A) Amendments. This Agreement, together with any Loan Documents, constitutes the entire understanding and agreement of the parties as to the matters set forth in this Agreement. No alteration of or amendment to this Agreement shall be effective unless given in writing and signed by the party or parties sought to be charged or bound by the alteration or amendment.

(B) Caption Headings. Caption headings in this Agreement are for convenience purposes only and are not to be used to interpret or define the provisions of this Agreement.

(C) Governing Law. With respect to procedural matters related to the perfection and enforcement of Bank’s rights against the Collateral, this Agreement will be governed by federal law applicable to Bank and to the extent not preempted by federal law, the laws of the State of Delaware. In all other respects, this Agreement will be governed by federal law applicable to Bank and, to the extent not preempted by federal law, the laws of the State of Nebraska without regard to its conflicts of law provisions. However, if there ever is a question about whether any provision of this Agreement is valid or enforceable, the provision that is questioned will be governed by which ever state or federal law would find the provision to be valid and enforceable. The loan transaction that is evidenced by the Note and this Agreement has been applied for, considered, approved and made, and all necessary loan documents have been accept by Bank in the State of Nebraska.

(D) Choice of Venue. If there is a lawsuit, Borrower agrees upon Bank’s request to submit to the jurisdiction of the courts of Douglas County, State of Nebraska.

(E) No Waiver by Bank. Bank shall not be deemed to have waived any rights under this Agreement unless such waiver is given in writing and signed by Bank. No delay or omission on the part of Bank in exercising any right shall operate as a waiver of such right or any other right. A waiver by Bank of a provision of this Agreement shall not prejudice or constitute a waiver of Bank’s right otherwise to demand strict compliance with that provision or any other provision of this Agreement. No prior waiver by Bank, nor any course of dealing between Bank and Borrower, shall constitute a waiver of any of Bank’s rights or of any of Borrower’s obligations as to future transactions. Whenever the consent of Bank is required under this Agreement, the granting of such consent by Bank in any instance shall not constitute continuing consent to subsequent instances where such consent is required and in all cases such consent may be granted or withheld in the sole discretion of Bank.

(F) Notices. Any notice required to be given under this Agreement shall be given in the manner and to the addresses as provided in the Credit Agreement.

(H) Severability. If a court of competent jurisdiction finds any provision of this Agreement to be illegal, invalid, or unenforceable as to any circumstance, that finding shall not make the offending provision illegal, invalid, or unenforceable as to any other circumstance. If feasible, the offending provision shall be considered modified so that it becomes legal, valid and enforceable. If the offending provision cannot be so modified, it shall be considered deleted from this Agreement. Unless otherwise required by law, the illegality, invalidity, or unenforceability of any provision of this Agreement shall not affect the legality, validity or enforceability of any other provision of this Agreement.

(I) Successors and Assigns. Subject to any limitations stated in this Agreement on transfer of Borrower’s interest, this Agreement shall be binding upon and inure to the benefit of the parties, their successors and assigns. If ownership of the Collateral becomes vested in a person other than Borrower, Bank, without notice to Borrower, may deal with Borrower’s successors with reference to this Agreement and the Obligations by way of forbearance or extension without releasing Borrower from the obligations of this Agreement or liability under the Obligations.

(J) Survival of Representations and Warranties. All representations, warranties, and agreements made by Borrower in this Agreement shall survive the execution and delivery of this Agreement, shall be continuing in nature, and shall remain in full force and effect until such time as Borrower’s Obligations shall be paid in full.

(K) Time is of the Essence. Time is of the essence in the performance of this Agreement.

BORROWER HAS READ AND UNDERSTOOD ALL THE PROVISIONS OF THIS AGREEMENT AND AGREES TO ITS TERMS. THIS AGREEMENT IS DATED AS OF THE DATE FIRST ABOVE WRITTEN.

BORROWER:

BROOKE CREDIT CORPORATION

By:	By:

BANK:

FIRST STATE BANK